EXHIBIT NO. 99.1:  ALGROUP'S FINANCIAL RESULTS FOR THE THREE FINANCIAL PERIODS
                   ENDED DECEMBER 31, 1999

                          Independent Auditors' Report
                          ----------------------------

The Board of Directors and Shareholders
Alusuisse Group Ltd:

We have audited the accompanying consolidated balance sheets of Alusuisse Group Ltd, (the "Group", formerly "Alusuisse Lonza Group AG"), and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the 1998 and 1997 financial statements of Alusuisse-Lonza America Inc., a wholly-owned subsidiary, which statements translated from United States dollars into Swiss Francs reflect total assets constituting 20 percent in 1998, and total revenues constituting 19 percent and 20 percent in 1998 and 1997, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Alusuisse-Lonza America Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alusuisse Group Ltd and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with International Accounting Standards.

International Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States and Canada. Application of accounting principles generally accepted in the United States and Canada would have affected results of operations for each of the years in the three-year period ended December 31, 1999 and shareholder's equity to the extent summarized in Note 35 to the consolidated financial statements.

KPMG Fides Peat

Zurich, Switzerland
June 30, 2000

                       Report of Independent Accountants
                       ---------------------------------

To the Shareholder and Board of Directors of Alusuisse-Lonza America Inc.

We have audited the accompanying consolidated balance sheets of Alusuisse-Lonza America Inc. and its subsidiaries (the "Company"), a wholly-owned subsidiary of Alusuisse Lonza Group Ltd ("algroup"), at December 31, 1998 and 1997, and the related consolidated statements of operations, of stockholders' equity and of cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1998 and 1997 financial statements of ALA (Nevada) Inc., a wholly-owned subsidiary of the Company, which statements reflect total assets (principally intercompany notes and loans receivables) of $434,249,000 and $31,506,000 at December 31, 1998 and 1997, respectively, and total net income (principally intercompany interest and dividend income) of $27,828,000 and $19,945,000 for the year ended December 31, 1998 and for the period from April 10, 1997 (inception) to December 31, 1997. The aforementioned intercompany notes and loans receivable and intercompany interest and dividend income of this company substantially eliminate in the Company's consolidation. Those statements were audited by KPMG Fides Peat, whose report thereon has been furnished to us, and the opinion expressed herein, insofar as it relates to the amounts included for ALA (Nevada) Inc., is based solely on the report of the other auditor.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

In our report dated January 20, 1998, we expressed an opinion that the 1997 and 1996 financial statements did not fairly present financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States because of a departure from such principles; the Company excluded from deferred tax assets, net of valuation allowance, certain income tax benefits related to a portion of an available unused tax loss carryforward. As described in Note 19 to the financial statements, the Company has changed its method of accounting for these items and restated its 1997 financial statements to conform with accounting principles generally accepted in the United States. Accordingly, our present opinion on the 1997 financial statements, as presented herein, is different from that expressed in the previous report.

In our opinion, based upon our audits and the report of the other auditor, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alusuisse-Lonza America Inc., and its subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Accounting principles generally accepted in the United States vary in certain significant respects from International Accounting Standards. The application of the latter would have affected the determination of consolidated stockholder's equity and consolidated financial position at December 31, 1998 and 1997 and the determination of consolidated net income (loss) for the years then ended to the extent summarized in Note 21 to the consolidated financial statements.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 22, 1999

                          Independent Auditors' Report
                          ----------------------------

The Board of Directors and Stockholders
ALA (Nevada) Inc.

We have audited the balance sheet of ALA (Nevada) Inc. as of December 31, 1998 and 1997, and the related statements of income and cash flows for the year ended December 31, 1998 and for the period from April 10, 1997 (inception) to December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALA (Nevada) Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from April 10, 1997 (inception) to December 31, 1997, in conformity with International Accounting Standards, which in the case of the Company, conform with in all material respects with accounting principles generally accepted in the United States.

KPMG Fides Peat

Zurich, Switzerland
August 20, 1999

CONSOLIDATED INCOME STATEMENTS
YEAR ENDED 31 DECEMBER


                                                                        NOTE*       1997       1998       1999
                                                                        -----       ----       ----       ----
                                                                                       (In millions of CHF)

NET SALES                                                                          7,238      7,497      7,615
Changes in inventory of work-in-progress and finished goods                           48         14        (34)
INCOME FROM PRODUCTION                                                             7,286      7,511      7,581
Material costs                                                                    (3,604)    (3,790)    (3,758)
Energy costs                                                                        (252)      (282)      (274)
Personnel expenses                                                                (1,660)    (1,712)    (1,721)
Other operating income and expenses, net                                   19       (840)      (751)      (784)
Depreciation and amortization                                               4       (347)      (371)      (292)
OPERATING INCOME                                                                     583        605        752
Amortization of goodwill                                                    4        (14)       (15)       (16)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES AND
  MINORITY INTEREST                                                                  569        590        736
Interest income and exchange gains                                         20         78        111        123
Interest expenses and exchange losses                                      21       (248)      (270)      (280)
Other income, net                                                          22          5          5          8
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND                          404        436        587
  MINORITY INTEREST
Income taxes                                                               23        (82)      (107)      (140)
Income attributable to minorities                                                     (3)        (7)        (7)
INCOME FROM CONTINUING OPERATIONS                                                    319        322        440
Income from discontinuing operations                                       28        144        208        238
NET INCOME                                                                           463        530        678

                                                                                    1997       1998       1999
                                                                                    ----       ----       ----
                                                                                     CHF        CHF        CHF
Basic earnings per share from continuing operations                                 51.8       51.4       69.6
Diluted earnings per share from continuing operations                               51.4       51.3       68.7
Basic earnings per share Group                                                      75.3       84.7      107.3
Diluted earnings per share Group                                                    73.2       82.8      104.5

* See the accompanying notes to the consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED 31 DECEMBER

                                                                     NOTE*          1997         1998         1999
                                                                     -----          ----         ----         ----
                                                                                         (In million of CHF)

Income from continuing operations                                                    319          322          440
Depreciation on property, plant and equipment                            4           340          365          282
Amortization of intangibles                                              4             7            6           10
Amortization of goodwill                                                 4            14           15           16
Increase in long-term provisions, net                                                 27            3           43
Income from application of the equity method                                          (5)         (4)           (7)
Increase in net working capital                                                      (95)         (93)         (20)
NET CASH PROVIDED BY CONTINUING OPERATIONS                                           607          614          764
Net cash provided by discontinuing operations                           28           227          367          318
                                                                                    ----         ----       ------
TOTAL CASH PROVIDED BY OPERATING ACTIVITIES                                          834          981        1,082
                                                                                    ====         ====       ======
Purchase of property, plant and equipment                                4          (531)        (507)        (468)
Purchase of intangibles                                                  4            (6)         (16)         (16)
Goodwill from purchase of operations                                     4             0           (4)         (11)
(Purchase) sale of investments in affiliates, net                                      3            7           (3)
Purchase of consolidated companies (less cash acquired)              3, 25           (18)         (61)           0
Sale of consolidated companies (less cash disposed)                  3, 25             2          211            2
Sale of property, plant and equipment                                                  2           24           16
(Purchase) sale of other assets                                                        7            5           (5)
Increase (decrease)  in other long-term liabilities                                   11            0          (12)
Payments associated with Lonza demerger                                                0            0         (346)
Decrease (increase) in loans and advances                                             40           60          (49)
NET CASH USED IN INVESTING ACTIVITIES - CONTINUING                                  (490)        (281)        (892)
Net cash used in investing activities - discontinuing                   28          (381)        (342)      (1,236)
                                                                                    ----         ----       ------
TOTAL CASH USED IN INVESTING ACTIVITIES                                             (871)        (623)      (2,128)
                                                                                    ====         ====       ======
Increase (decrease) of capital                                                       103         (113)          (1)
Increase of capital from demerger                                                      0            0           76
Increase (decrease) in debts                                                          79         (197)         457
Dividends paid                                                                      (115)           0         (157)
Contributions (to) from minority interest                                             (1)           8           (1)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES - CONTINUING                      66         (302)         374
Net cash provided by (used in) financing activities - discontinuing                   (1)          (2)         918
                                                                                    ----         ----       ------
TOTAL CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                 65         (304)       1,292
                                                                                    ====         ====       ======
TRANSLATION ADJUSTMENTS                                                              (17)         (22)           5
Net increase (decrease) in cash                                                       11           32          251
Cash and cash equivalents at 1 January                                  10           317          328          360
CASH AND CASH EQUIVALENTS AT 31 DECEMBER                                10           328          360          611

Interest paid                                                                        237          152          167
Taxes paid                                                                            73           36           84

* See the accompanying notes to the consolidated financial statements

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

YEAR ENDED 31 DECEMBER




                                                                                             OTHER             TOTAL
                                                     SHARE                   INCOME      COMPREHENSIVE    SHAREHOLDERS'
                                                    CAPITAL     PREMIUM     RESERVES        INCOME            EQUITY
                                                    -------     -------     --------     -------------    -------------
                                                                            (In million of CHF)


AT 31 12 96                                            765        589         1,475          (434)             2,395
                                                      ----        ---        ------          ----             ------
Increase of capital                                     15         88                                            103
Dividend                                                                       (115)                            (115)
Translation differences                                                                       (81)               (81)
Net income                                                                      463                              463
AT 31 12 97                                            780        677         1,823          (515)             2,765
                                                      ----        ---        ------          ----             ------
Increase of capital                                      5         38                                             43
Share capital repayment                               (156)                                                     (156)
Net income                                                                      530                              530
Translation differences                                                                       (81)               (81)
AT 31 12 98                                            629        715         2,353          (596)             3,101
                                                      ----        ---        ------          ----             ------
Adoption of IAS 19 revised                                                                    (82)               (82)
Increase of capital                                     13        127                                            140
Dividend                                                                       (157)                            (157)
Translation differences                                                                        40                 40
Net income                                                                      678                              678
Demerger Lonza Group                                                         (2,362)                          (2,362)
AT 31 12 99                                            642        842           512          (638)             1,358
                                                      ----        ---        ------          ----             ------

* See the accompanying notes to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

GENERAL INFORMATION

The consolidated financial statements are reported in Swiss francs (CHF) and are based on the annual accounts of the individual subsidiaries at 31 December, which have been drawn up according to uniform Group principles. The consolidated accounts are prepared in conformity with International Accounting Standards ("IAS"), published by the International Accounting Standards Committee ("IASC").

At the algroup extraordinary shareholders' meeting on 18 October 1999 the shareholders approved the demerger of the chemical business (composed of two divisions of the Group, fine chemicals and specialties and intermediates and additives) and the energy business. The above mentioned activities are treated as discontinuing operations. The net assets of the chemical business were deducted from the Group's equity on 1 November 1999. On 1 November 1999, the shares of Lonza Group were listed on the SWX Swiss Exchange and accordingly the discontinuing operations were included in the Group's consolidated financial statements for the ten-month period ended 31 October 1999. In order to reflect the debt-free status effective as of 1 July 1999, as stated in the Separation and Demerger Agreement and related to the above mentioned activities, all the debt and accordingly the interest positions are shown under continuing operations.

RESTATEMENT

For comparative purposes, certain prior year amounts have been reclassified to conform with the current year presentation.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements represent the accounts for the year ended 31 December of Alusuisse Group Ltd. ("algroup" or "the Group") and its subsidiaries.

Subsidiaries acquired during the year are included in the consolidated accounts from the date of acquisition, while any subsidiaries sold are excluded from the accounts from the date of sale. Acquisitions are accounted for by the use of the purchase method of accounting. The full consolidation method is used, whereby the assets, liabilities, income and expenses are incorporated in full. The proportion of the net assets and net income attributable to minority shareholders' is shown separately in the consolidated balance sheet and income statement.

Payables, receivables, income and expenses between the Group's subsidiaries included in the consolidation are eliminated. Intercompany profits included in year-end inventories of goods produced within the Group are eliminated. Transactions between the Group's subsidiaries are concluded under market conditions.

Jointly controlled entities are consolidated using the proportionate method of consolidation. The method of proportionate consolidation takes into account individual assets, liabilities, income and expenses line-by-line pro rata to the participation in the equity.

Investments in affiliates are reflected in the balance sheet using the equity method of accounting. Under this method, the investment is initially recorded at cost, and is increased or decreased by the proportionate share of the affiliate's profits or losses after the date of acquisition, adjusted for any amortization of goodwill arising on acquisition and depreciation of fair market value increments/decrements recognized at that time. Dividends paid during the year reduce the carrying value of the investments.

Investments of less than 20 percent are not consolidated and are stated at cost, less any write-offs that are necessary.

Discontinued operations are not included in the consolidated financial statements on a line-by-line basis but segregated and shown as a net line item (net assets, net income) in the Group's consolidated financial statements.

The principal companies included in the consolidation are shown in note 34 to algroup's consolidated financial statements.

DEFINITIONS

A SUBSIDIARY is a Group company which Alusuisse Group Ltd. controls by holding (either directly or indirectly) more than 50 percent of the voting shares of the company.

An AFFILIATE is a Group company in which Alusuisse Group Ltd. holds (either directly or indirectly) 20 to 50 percent of the voting shares of the company.

LONG-TERM LIABILITIES AND PROVISIONS include all amounts becoming due and payable after more than one year.

CURRENT LIABILITIES AND DEFERRED ITEMS include all amounts becoming due and payable within one year. This item also includes the portion of long-term debts becoming due within one year. Receivables and payables bearing interest are stated as loans and advances and debts respectively.

CONSOLIDATION OF FOREIGN SUBSIDIARIES

All assets and liabilities of a foreign subsidiary which is consolidated are translated using the exchange rates in effect at the balance sheet date (the current rate method). Income and expenses are translated at the average exchange rate for the year. Differences resulting from the application of these different methods of translation of the balance sheet and income statement, together with exchange gains or losses on the opening net asset values of the subsidiaries, are added to or deducted from consolidated reserves in the balance sheet.

REVENUE RECOGNITION

Revenue from product sales is recognized when the product is shipped. Revenue on long-term construction contracts is accounted for under the percentage of completion method, whereby income is recognized based on the estimated stage of completion of individual contracts.

FOREIGN CURRENCY TRANSACTIONS

Transactions in foreign currencies are recorded using exchange rates in effect at the time of the transaction. Gains or losses arising on settlement of these transactions are included in the current year's income. Foreign currency denominated monetary assets and liabilities at 31 December are translated using the exchange rate in effect at the balance sheet date. Any gains or losses resulting from this translation are included in the current year's income.

DERIVATIVE FINANCIAL INSTRUMENTS

To manage interest rate and currency exposures, the Group uses interest rate swaps and options as well as currency forwards and option contracts. The Group recognizes interest differentials on interest rate swaps and options as adjustments to interest expense in the period they occur. Realized and unrealized gains and losses arising from currency forwards are recognized as adjustments to the gains and losses resulting from the underlying transactions. Derivative instruments designated as a hedge of the Group's net asset exposures related to foreign subsidiaries are reflected in the currency translation adjustment section of shareholders' equity offsetting the translation gains or losses relating to those net asset exposures.

FIXED ASSETS

Fixed assets (property, plant and equipment) are stated at cost less depreciation.

The assets are depreciated over their estimated useful lives, which vary from 10 to 50 years (1998 and 1997: 25 to 50 years) for buildings and structures, and 5 to 25 years (1998 and 1997: 3 to 12 years) for production facilities, machinery, plant, equipment and vehicles. Fixed assets are depreciated using the straight-line method over their estimated useful lives.

During 1999, the Group adopted estimated useful lives for its operating assets which more accurately reflect industry practice. The effect of this change reduced depreciation expense for the year ended 31 December 1999 by CHF 118 million. The effect of this change on net income of continuing operations for the year ended 31 December 1999 was an increase of CHF 67 million.

Long-term leasing arrangements, which effectively constitute assets purchased with long-term financing, are carried as fixed assets at their purchase price and are written off over their estimated useful lives. The corresponding liabilities are included in the long-term and short-term debts.

INTANGIBLE ASSETS

Intangibles include software, licenses, patents, trademarks and similar rights granted by third parties. These assets are amortized using the straight-line method over their estimated useful lives.

GOODWILL

At the time of their initial consolidation, the assets and liabilities of consolidated subsidiaries are recorded at their estimated fair value. Goodwill represents the difference between the purchase price and the fair value of the net identifiable assets acquired. Goodwill is capitalized and amortized on a straight-line basis over its estimated useful life not exceeding 20 years. Goodwill relating to acquisitions prior to 31 December 1994 was deducted from the consolidated reserves.

INVENTORIES

Inventories are reported at the lower of cost (purchase price or Group production cost) or market value (net realizable values). The cost of inventories is calculated using the weighted average method. Prorated production overheads are included in the valuation of inventories. Goods with long storage periods and obsolete goods are written down.

Work-in-progress relating to long-term construction contracts is accounted for using the percentage of completion method.

RECEIVABLES

Trade receivables as well as other receivables are disclosed at nominal values less expected economic adjustments at fair value.

CASH AND CASH EQUIVALENTS

Cash includes cash on hand, in postal and bank accounts, as well as short-term deposits.

DEFERRED TAXES

Tax expense is calculated using the balance sheet liability method. Additional deferred taxes are provided wherever temporary differences exist between the tax base of an asset or liability and its carrying amount in the consolidated results for the year.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in the respective jurisdictions in which the Group operates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. In assessing the realizability of deferred tax assets, management considers whether it is probable that some portion or all of the deferred tax assets will not be realized. For transactions and other events recognized directly in equity, any related tax effects are recognized directly in equity.

RETIREMENT BENEFITS

Most of the Group's subsidiaries operate their own pension plans, primarily legally independent from the Group. Generally, they are funded by employees and employer's contributions.

A policy has been established whereby actuarial valuations are performed on a three-year basis and roll-forwards are conducted during the intervening period. The cumulative effect from initial application of IAS 19 as of 1 January 1995 is included as a transitional amount and is recognized as an asset or liability respectively, over a period not exceeding the expected remaining working lives of the participating employees. In following years, the actuarial gains and losses are recognized over the same period as above if the accumulated gain and loss exceed the corridor of 10% of the greater of plan assets and projected benefits obligation.

Effective 1 January 1999, the Group adopted the provisions of IAS 19 revised. This revised standard permits companies to elect to amortize, or immediately recognize, any difference between the accumulated pension cost at transition and the funded status if that difference is an additional pension liability. The Group has elected to immediately recognize its additional pension liability consistent with IAS 8, as a change in accounting policy.

RESEARCH AND DEVELOPMENT

Expenditures on research and development are not capitalized, but charged immediately to expense. Expenses for research and development include associated wages and salaries, material costs, as well as overhead costs.

USE OF ESTIMATES

The preparation of financial statements and related disclosures in conformity with International Accounting Standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used in accounting for allowances for uncollectible receivables, inventory obsolescence, depreciation, employee benefits, taxes, restructuring reserves and contingencies. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

NOTE 1 - EXCHANGE RATES

The following exchange rates were used to translate the significant currencies used by the Group:

EXCHANGE RATES                                   BALANCE SHEET                  INCOME STATEMENT AVERAGE
                                               YEAR-END RATES CHF                   YEARLY RATES CHF
                                         -----------------------------        ----------------------------
                                         1997         1998        1999        1997        1998        1999
                                         ----         ----        ----        ----        ----        ----
USA dollar                      1      1.4535       1.3775      1.5955      1.4501      1.4497      1.5023
Canada dollar                   1      1.0142       0.8896      1.0986      1.0474      0.9798      1.0117
Australia dollar                1      0.9513       0.8448      1.0423      1.0794      0.9135      0.9705
Great Britain pound sterling    1      2.4100       2.2860      2.5835      2.3747      2.4008      2.4303
Germany mark                  100     81.3080      82.1190     82.0290     83.7200     82.3850     81.8240
France franc                  100     24.2990      24.4870     24.4580     24.8700     24.5740     24.3970
Italy lira                    100      0.0827       0.0829      0.0829      0.0853      0.0835      0.0827
Netherlands guilder           100     72.1560      72.8860     72.8020     74.4000     73.0860     72.6210
Spain peseta                  100      0.9594       0.9657      0.9642      0.9912      0.9704      0.9618

NOTE 2 - RISK MANAGEMENT

RISK MANAGEMENT ACTIVITIES The Group is exposed to market risk from changes in interest rates and currency exchange rates. To manage the volatility relating to these exposures, the Group enters into various derivative transactions pursuant to the Group's policies in areas such as counterparty exposure and hedging practices. Counterparties to these agreements are major international financial institutions. Positions are monitored using techniques such as market value and sensitivity analyses.

The following tables present information for interest rate and foreign exchange contracts. The notional amount of derivatives summarized below represents the gross amount of the contracts and includes already closed transactions which have not yet matured. Therefore the figures are not a direct measure of the Group's exposure. The market value approximates the cost to settle the outstanding contracts. These market value amounts should be viewed not in isolation but in relation to the market values of the underlying hedged transactions and the overall reduction in the Group exposure to adverse fluctuation of interest and foreign exchange rates.


                                                                            1997           1998          1999
                                                                          ------         ------        ------
INTEREST RATE CONTRACTS                                                              (In millions of CHF)

Notional amount                                                            1,478          1,471         1,030
Net negative market value                                                    (65)           (57)          (44)
Net negative book value                                                      (31)           (21)          (36)
DIFFERENCE MARKET VALUE / BOOK VALUE                                         (34)           (36)           (8)
CREDIT RISK                                                                    0              7             0


INTEREST RATE MANAGEMENT. The Group's policy is to manage interest cost using a mix of fixed and variable rate debt. In order to manage this mix in a cost efficient manner, the Group enters into interest rate swaps, to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to a corresponding notional principal amount.

                                                                            1997           1998          1999
                                                                          ------         ------        ------
FOREIGN EXCHANGE CONTRACTS                                                        (In millions of CHF)

Notional amount                                                            2,128          2,620         5,258
Net negative market value                                                    (51)           (61)         (117)
Net negative book value                                                      (51)           (61)         (117)
DIFFERENCE MARKET VALUE / BOOK VALUE                                           0              0             0
CREDIT RISK                                                                    9             22            55



FOREIGN EXCHANGE MANAGEMENT. In managing its exposure to fluctuations in foreign currency exchange rates, the Group has entered into a variety of currency swaps, foreign exchange contracts and options. These agreements generally include the exchange of one currency for a second currency at a future date.

COMMODITY RISK MANAGEMENT. In order to manage the volatility of LME pricing for aluminium, algroup enters into various derivative transactions pursuant to the Group's policies in areas such as counterparty exposure and hedging practices. The objective of such strategies is to protect the economic performance of the Group's upstream assets by stabilizing the associated revenue stream over a number of years. This objective is normally implemented on a multi-year basis by securing guaranteed selling prices for these commodities within pre-established price bands. These strategies are reviewed by management on a continuous basis, and rely mainly on the use of LME future and options. The key element of these strategies is to secure the profitability of the upstream assets by obtaining a guaranteed minimum price, in exchange for which the Group foregoes the right to participate in price increases in excess of the pre-established bands. Historically, the Group has found these strategies quite successful in safeguarding the financial performance of its upstream assets, especially in times when depressed LME pricing would normally lead to significant earnings volatility and poor financial results. As a consequence of the proposed merger of algroup with Alcan and Pechiney, these strategies have neither been completed nor continued in 1999 and the already implemented portions will mature in accordance with their terms. Until 2002, maximum selling prices will not exceed USD 1 610 per metric ton, although lower prices may be achieved depending on LME market conditions at the relevant time.

NOTE 3 - CHANGES IN THE SCOPE OF CONSOLIDATION

In 1997, the following companies were acquired or newly consolidated:

Alusuisse Tomos Doo, Koper, Slovenia (at 1 July 1997), (66,6% ownership interest) Lawson Mardon Wheaton (UK) Ltd., formerly ACIU Rockware, Kingston, Norwich, GB (at 29 July 1997).

In 1998, the following company was acquired :

Pacquet Oneida, Inc, Clifton, NJ, US (at 1 August 1998).

See additional details in Note 25.

NOTE  4  - MOVEMENTS IN FIXED ASSETS

                                           CURRENCY                                                         FIXED      INSURANCE
                                          TRANSLATION                                                     ASSETS NET     VALUE
                             AT 31 12 98  DIFFERENCES   ADDITIONS   DISPOSALS    TRANSFERS   AT 31 12 99  AT 31 12 99  AT 31 12 99
                             -----------  -----------   ---------   ---------    ---------   -----------  -----------  -----------
                                                                      (In millions of CHF)

AT COST

Land                              139          4           1            (4)         (15)          125          120             0
Buildings and structures        1,480         90          27           (13)          46         1,630          550         2,256
Production facilities,
 machinery,plant, equipment
 and vehicles                   5,290        420         255          (116)         192         6,041        2,005         8,182
Construction in progress and
 advances for property, plant
 and equipment                    247         16         185            (4)        (225)          219          219           660
PROPERTY, PLANT AND EQUIPMENT   7,156        530         468          (137)          (2)        8,015        2,894        11,098
Intangible assets                  73          2          16            (4)           2            89           27
Goodwill                          264         39          11             0            0           314          255
Other non-current assets and
 deferred items                    87         10          71           (50)           0           118          118
Investments in affiliates         117         (1)         27            (9)           0           134           34
Long-term loans and advances       17          0           0            (6)           0            11            7
                                -----        ---         ---          ----         ----         -----        -----
TOTAL FIXED ASSETS              7,714        580         593          (206)           0         8,681        3,335
                                =====        ===         ===          ====         ====         =====        =====


                                                         CURRENCY                                                 ACCUMULATED
                                                        TRANSLATION                                              DEPRECIATION
ACCUMULATED DEPRECIATION                AT 31 12 98     DIFFERENCES     ADDITIONS     DISPOSALS     TRANSFERS     AT 31 12 99
                                        -----------    ------------     ---------     ---------     ---------    ------------
                                                                       (In millions of CHF)

Land (impairment)                            (17)           (1)              0             0            13              (5)
Buildings and structures                    (991)          (62)            (25)           11           (13)         (1,080)
Production facilities,
  machinery, plant, equipment
  and vehicles                            (3,668)         (221)           (257)          110             0          (4,036)
                                          ------          ----            ----           ---           ---          ------
PROPERTY, PLANT AND EQUIPMENT             (4,676)         (284)           (282)          121             0          (5,121)
Intangible assets                            (55)           (1)            (10)            4             0             (62)
Goodwill                                     (36)           (7)            (16)            0             0             (59)
Investments in affiliates                    (98)            2              (4)            0             0            (100)
Long-term loans and advances                  (6)            1               0             1             0              (4)
                                          ------          ----            ----           ---           ---          ------
TOTAL DEPRECIATION                        (4,871)         (289)           (312)          126             0          (5,346)
                                          ======          ====            ====           ===           ===          ======
TOTAL FIXED ASSETS NET                     2,843           291             281           (80)            0           3,335
                                          ======          ====            ====           ===           ===          ======

Commitments for capital expenditure in property, plant and equipment amount to CHF 77 million at 31 December 1999 (1998: CHF 101 million, 1997:
CHF 89 million).

During 1999, the Group adopted estimated useful lives for its operating assets which more accurately reflect industry practice. The effect of this change reduced depreciation expense for the year ended 31 December 1999 by CHF 118 million.



                                                           CHANGE
                                           CURRENCY        IN THE                                                     FIXED
                                  AT      TRANSLATION     SCOPE OF                                        AT        ASSETS NET
AT COST                        31 12 97   DIFFERENCES   CONSOLIDATION  ADDITIONS  DISPOSALS  TRANSFERS  31 12 98   AT 31 12 98
--------                       --------   -----------   -------------  ---------  ---------  ---------  --------   -----------
                                                                   (In millions of CHF)
Land                               139         (3)            3            2          (2)         0        139          122
Buildings and structures         1,488        (35)           10           13          (4)         8      1,480          489
Production facilities,
 machinery, plant, equipment
 and vehicles                    5,106       (167)           66          211         (128)      202      5,290        1,622
Construction in progress and
 advances for property, plant
 and equipment                     193         (7)            0          281          (10)     (210)       247          247
                                 -----       ----            --          ---         ----      ----      -----        -----
PROPERTY, PLANT AND EQUIPMENT    6,926       (212)           79          507         (144)        0      7,156        2,480
Intangible assets                   60         (2)            0           16           (1)        0         73           18
Goodwill                           270        (12)            2            4            0         0        264          228
Other noncurrent assets and
 deferred items                    122         (3)            0            0          (32)        0         87           87
Investments in affiliates          119          1             0            4           (7)        0        117           19

Long-term loans and advances        78         (3)            0            0          (58)        0         17           11
                                 -----       ----            --          ---         ----      ----      -----        -----
TOTAL FIXED ASSETS               7,575       (231)           81          531         (242)        0      7,714        2,843
                                 =====       ====            ==          ===         ====      ====      =====        =====


                                                             CHANGE                                        ACCUMULATED
                                             CURRENCY        IN THE                                        DEPRECIATION
                                    AT      TRANSLATION     SCOPE OF                                            AT
ACCUMULATED DEPRECIATION         31 12 97   DIFFERENCES   CONSOLIDATION  ADDITIONS  DISPOSALS  TRANSFERS     31 12 98
-------------------------       ---------   -----------   -------------  ---------  ---------  ---------   ------------
                                                        (In millions of CHF)

Land (impairment)                  (17)         0              0              0          0           0            (17)
Buildings and structures          (983)        24              0            (35)         3           0           (991)
Production facilities,
 machinery, plant, equipment
 and vehicles                   (3,518)        95            (32)          (330)       117           0         (3,668)
                                ------        ---            ---           ----       ----          --         ------
PROPERTY, PLANT AND EQUIPMENT   (4,518)       119            (32)          (365)       120           0         (4,676)
Intangible assets                  (52)         2              0             (6)         1           0            (55)
Goodwill                           (23)         2              0            (15)         0           0            (36)
Investments in affiliates          (98)         0              0              0          0           0            (98)
Long-term loans and advances       (27)         1              0              0         20           0             (6)
                                ------        ---            ---           ----       ----          --         ------
TOTAL DEPRECIATION              (4,718)       124            (32)          (386)       141           0         (4,871)
                                ======       ====            ===           ====       ====          --         ======
TOTAL FIXED ASSETS NET           2,857       (107)            49            145       (101)          0          2,843
                                ======       ====            ===           ====       ====          ==         ======


                                              CURRENCY   CHANGE IN THE
                                            TRANSLATION     SCOPE OF                                                   FIXED ASSETS
AT COST                        AT 31 12 96  DIFFERENCES  CONSOLIDATION   ADDITIONS  DISPOSALS  TRANSFERS  AT 31 12 97   AT 31 12 97
-------                        -----------  -----------  -------------   ---------  ---------  ---------  -----------  ------------
                                                                       (In millions of CHF)

Land                                132          (2)            9             1         (1)         0          139           122
Buildings and structures          1,367         (14)           27            27         (3)        84        1,488           505
Production facilities,
  machinery, plant, equipment
  and vehicles                    4,579        (112)          193           237        (63)       272        5,106         1,588
Construction in progress and
  advances for property, plant
  and equipment                     285          (3)            1           266          0       (356)         193           193
                                  -----        ----           ---           ---       ----        ---        -----         -----
PROPERTY, PLANT AND EQUIPMENT     6,363        (131)          230           531        (67)         0        6,926         2,408
Intangible assets                    55          (1)            0             6          0          0           60             8
Goodwill                            251          19             0             0          0          0          270           247
Other noncurrent assets and
 deferred items                     158          (2)            5             0        (39)         0          122           122
Investments in affiliates           155          (3)          (25)            0         (8)         0          119            21
Long-term loans and advances        130          (1)            0             0        (51)         0           78            51
                                  -----        ----           ---           ---       ----        ---        -----         -----
TOTAL FIXED ASSETS                7,112        (119)          210           537       (165)         0        7,575         2,857
                                  ======       ====           ===           ===       ====        ===        =====         =====


                                               CURRENCY     CHANGE IN THE                                                ACCUMULATED
                                             TRANSLATION       SCOPE OF                                                 DEPRECIATION
ACCUMULATED DEPRECIATION       AT 31 12 96   DIFFERENCES    CONSOLIDATION     ADDITIONS   DISPOSALS       TRANSFERS      AT 31 12 97
------------------------       -----------   -----------    -------------     ---------   ---------       ---------     ------------
                                                                       (In millions of CHF)

Land (impairment)                    (17)           0              0                0            0             0             (17)
Buildings and structures            (948)          12            (15)             (34)           2             0            (983)
Production facilities,
  machinery, plant, equipment
  and vehicles                    (3,210)          70           (135)            (306)          63             0          (3,518)
                                  ------          ---           ----             ----         ----             -          ------
PROPERTY, PLANT AND EQUIPMENT     (4,175)          82           (150)            (340)          65             0          (4,518)
Intangible assets                    (47)           2              0               (7)           0             0             (52)
Goodwill                              (8)          (1)             0              (14)           0             0             (23)
Investments in affiliates            (85)           2            (15)               0            0             0             (98)
Long-term loans and advances         (26)           0              0               (1)           0             0             (27)
                                  ------          ---           ----             ----         ----             -          ------
TOTAL DEPRECIATION                (4,341)          85           (165)            (362)          65             0          (4,718)
                                  ------          ---           ----             ----         ----             -          ------
TOTAL FIXED ASSETS NET             2,771          (34)            45              175         (100)            0           2,857
                                  ======          ===           ====             ====         ====             =          ======

NOTE 5 - LEASES

The Group had approximately CHF 3 million of equipment acquired under capital leases at 31 December 1999 (1998: 2 million).

Commitments for capital leases and non-cancelable operating leases at year-end are due as follows:


                                                 1998            1998            1999           1999
                                               -------        ---------        -------       ---------
YEAR                                           CAPITAL        OPERATING        CAPITAL       OPERATING
                                                LEASES          LEASES          LEASES         LEASES
                                               --------       ---------        -------       ---------
                                                 (In millions of CHF)            (In millions of CHF)

1999                                             1                14              0              0
2000                                             1                11              1             12
2001                                             0                 9              1             10
2002                                             0                 8              1              7
Thereafter                                       0                55              1             59
                                                 -                --              -            ---
TOTAL FUTURE MINIMUM LEASE PAYMENTS              2                97              4             88
                                                 =                ==              =            ===
Less amount representing interest                0                 0              1              0
Present value of net minimum lease payments      2                 0              3              0


NOTE 6 - INVESTMENTS IN AFFILIATES

KEY FIGURES                      1997           1998           1999
                                ------         ------         ------
                                           (In millions of CHF)

Total assets                      35             39             45
Total liabilities                 26             22             32
Turnover                          54             77             76
Net income                         2              6              4


These key figures pertaining to investments held, using the equity method of accounting, primarily reflect the Group's interest in the following companies:
Alufluor Aktiebolag, Helsingborg, Sweden; Metallica SA, Lausanne, Switzerland.

NOTE 7 - INVENTORIES

                                           1997                 1998                1999
                                         -------               -------             -------
                                       (In millions   %     (In millions   %    (In millions    %
                                         of CHF)               of CHF)             of CHF)

Raw materials                              221        20         216       19        256       21
Work in process and finished goods         650        60         657       59        694       57
Others                                     221        20         247       22        276       22
                                         -----       ---       -----      ---      -----      ---
TOTAL                                    1,092       100       1,120      100      1,226      100
                                         =====       ===       =====      ===      =====      ===

NOTE 8 - TRADE RECEIVABLES

                                                                            1997           1998           1999
                                                                            ----           ----         ------
                                                                                   (In millions of CHF)

Receivables from customers                                                  949            917          1,056
Accounts receivable from affiliates                                          25             45             69
Value adjustments                                                           (34)           (36)           (38)
                                                                            ---            ---          -----
TOTAL                                                                       940            926          1,087
                                                                            ===            ===          =====

Credit risk is diversified due to the large number of entities comprising the Group's customer base and the Group's dispersion across many different industries and regions.

NOTE 9 - OTHER RECEIVABLES, PREPAID EXPENSES AND ACCRUED INCOME


                                                                           1997            1998           1999
                                                                           ----            ----           ----
                                                                                   (In millions of CHF)

Other receivables                                                          198             115            178
Prepaid taxes and social security payments                                  74              60             56
Prepaid expenses and accrued income                                         60              67             84
Accrued interest income                                                     36              83             21
                                                                           ---             ---            ---
TOTAL                                                                      368             325            339
                                                                           ===             ===            ===

NOTE 10 - CASH AND CASH EQUIVALENTS

                                                                              1997           1998           1999
                                                                              ----           ----           ----
                                                                                     (In millions of CHF)

Cash                                                                          312            309            125
Short-term deposits                                                            16             51            486
                                                                              ---            ---            ---
TOTAL                                                                         328            360            611
                                                                              ===            ===            ===

NOTE 11 - PLEDGES AND ASSETS UNDER RESERVATION OF OWNERSHIP

The assets pledged for security related to the Group's liabilities are approximately CHF 58 million at 31 December 1999 (1998: CHF 55 million, 1997:
CHF 83 million).

NOTE 12 - CHANGES IN SHAREHOLDERS' EQUITY

SHARE CAPITAL TRANSACTIONS

In 1999 the ordinary Shareholders' Meeting for the 1998 reporting year was held on 20 May 1999 and an extraordinary Shareholders' Meeting was held on 18 October 1999 for the period 1 January - 31 August 1999.

In the reporting period 1 January - 31 August 1999, conversion rights were exercised on 9 155 registered shares with a par value of approximately CHF 1 million, of these a total of 4 625 registered shares as part of the employee participation program, and 4 530 registered shares through conversion of the 2 1/4% 1995-2002 convertible bond issue.

At the Shareholders' Meeting of 18 October 1999, an increase in the capital subject to a condition of 72,524 registered shares was approved.

In the reporting period 1 September - 31 December 1999, conversion rights were exercised on 129,064 registered shares with a par value of approximately CHF 13 million.

All issued shares are in circulation and therefore are entitled to voting rights and dividend payments in accordance with algroup's Articles of Association.

At 31 December 1999, the capital subject to a condition comprised 485,880 (1998:
551,575; 1997: 598,555) registered shares totaling approximately CHF 49 million (1998: approximately CHF 55 million; 1997: approximately CHF 75 million).

Of these, the following are reserved:

     A TOTAL OF 1,520 shares (1998: 91,475 shares; 1997: 126,070 shares) for securing conversion rights on the 2 1/4% convertible bond issue maturing in 2002, with conversion possible during 1995-2002;

     A TOTAL OF 365,594 registered shares (1998: 234,570 shares; 1997: 238,865 shares) for conversion rights on the 2% 1996-2001 convertible bond issue from Alusuisse-Lonza Finance Ltd.;

     A TOTAL OF 33,429 (1998: 38,054; 1997: 42,485) for the employee participation program; and

     A TOTAL OF 85,337 shares (1998: 187,476 shares; 1997: 191,135 shares) for the purchase of new shares from future negotiable and warrant issues.

Further information is shown under "consolidated statement of shareholder's equity".

NOTE 13 - LONG-TERM PROVISIONS

                                                                           1997             1998            1999
                                                                           ----             ----            ----
                                                                                     (In millions of CHF)


Deferred taxes                                                             201              212             232
Retirement benefits                                                        226              227             262
Others                                                                     206              169             147
                                                                           ---              ---             ---
TOTAL                                                                      633              608             641
                                                                           ===              ===             ===

The provisions for retirement benefits comprise primarily the pension liability of the Group's defined benefit pension plans as disclosed in Note 27. Included in the above amounts are provisions for healthcare relating to the Group's US subsidiaries.

NOTE 14 - NET DEBT

The net debt is comprised of:

                                                                          1997            1998             1999
                                                                         -----          ------           ------
                                                                                     (In millions of CHF)
LONG-TERM DEBT

Bonds                                                                      828             867              766
Due to banks and others:
Banks                                                                      612             261              290
Leasing                                                                     23              18                0
Others                                                                       5               3                6
Other financial institutions                                                56              51               26
                                                                         -----           -----            -----
TOTAL                                                                    1,524           1,200            1,088
                                                                         =====           =====            =====

Debt due after more than five years in 1999: CHF 0 million
(1998: CHF 70 million, 1997: CHF 219 million).

                                                                            1997            1998             1999
                                                                            ----            ----           ------
SHORT-TERM DEBT                                                                      (In millions of CHF)

Due to banks and other financial institutions                               876             966            1,049
Others                                                                       16              14               21
Due to Lonza Group                                                            0               0              635
Long-term debt due within one year                                           68               3                0
                                                                          -----           -----            -----
TOTAL                                                                       960             983            1,705
                                                                          -----           -----            -----
TOTAL DEBT                                                                2,484           2,183            2,793
                                                                          =====           =====            =====


                                                                           1997            1998             1999
                                                                         ------           -----            -----
LOANS AND ADVANCES                                                                   (In millions of CHF)

Long-term loans and advances                                                (51)            (11)              (7)
Short-term advances and other financial assets                              (33)            (17)             (10)
Due from Lonza Group                                                          0               0              (64)
Cash and cash equivalents                                                  (328)           (360)            (611)
                                                                          -----           -----            -----
TOTAL                                                                      (412)           (388)            (692)
                                                                          =====           =====            =====
NET DEBT                                                                  2,072           1,795            2,101
                                                                          =====           =====            =====

Loans and advances to unconsolidated affiliates amounted to CHF 1 million (1998:
CHF 13 million, 1997: CHF 12 million), whereas the debt owed to them amounted to CHF 18 million (1998: CHF 24 million, 1997: CHF 18 million).

                                                        1997                   1998                      1999
                                                -----------------  ----------------------------  ----------------------------
                                                                                          %                             %
                                                                                        AVERAGE                       AVERAGE
                                                (IN MILLIONS       (IN MILLIONS        INTEREST  (IN MILLIONS        INTEREST
BREAKDOWN OF DEBTS BY CURRENCIES                   OF CHF)     %     OF CHF)      %      RATES     OF CHF)     %      RATES
                                                ------------  ---  ------------  ---   --------- ------------ ---  -----------
Swiss franc                                          699       28      411       19      5.12      1,086      39       3.22
Pound sterling                                       465       19      435       20      7.29        333      12       6.27
US dollar                                            918       37      909       42      4.67        994      35       5.59
Australian dollar                                     54        2      120        5      5.12        148       5       5.79
Canadian dollar                                        0        0       88        4      5.52        102       4       5.89
Euro                                                   0        0      173        8      3.96        111       4       3.42
Others                                               348       14       47        2      6.30         19       1       4.75
                                                   -----      ---    -----      ---                -----     ---
TOTAL                                              2,484      100    2,183      100                2,793     100
                                                   =====      ===    =====      ===                =====     ===

NOTE 15 - OTHER LIABILITIES AND DEFERRED ITEMS

                                                              1997               1998              1999
                                                              ----               ----              ----
                                                                         (In millions of CHF)

Short-term provisions                                          315                266               208
Capital tax payables                                            30                 17                20
Current tax payables                                            33                 63                73
Other liabilities                                              229                245               354
Accrued liabilities and deferred items                         185                 66               137
Accrued interest payables                                       40                108               297
                                                               ---                ---             -----
TOTAL                                                          832                765             1,089
                                                               ===                ===             =====

NOTE 16 - TRADE PAYABLES

                                                              1997               1998              1999
                                                              ----               ----              ----
                                                                         (In millions of CHF)

Payable to third parties                                       710                647               694
Payable to affiliates                                           42                 55                57
                                                               ---                ---             -----
TOTAL                                                          752                702               751
                                                               ===                ===             =====

NOTE 17 - BONDS





                                                                                  1997           1998           1999
                           ORIGINAL                      NOT                   LONG-TERM      LONG-TERM      LONG-TERM
                         BOND AMOUNT                 REDEEMABLE    INTEREST    IN MILLION     IN MILLION    IN MILLION
                         IN MILLION       MATURITY     BEFORE        RATE %      OF CHF         OF CHF        OF CHF
                        -------------     --------   ----------    --------    ----------     ----------    ------------
Alusuisse Lonza         D    CHF 150        9/1/01      1999          6.75        150            150              0
 Group Ltd.
                        D    CHF 150        9/3/03      2001          6.75        150            150            150
                        C    CHF 240        9/5/02       -            2.25        126             91              2
Lotschen 1)             D    CHF  50        9/3/03      2001          5.00         50             50              0
Alusuisse Lonza         C    USD 252        9/6/01      2000          2.00        342            320            308
 Finance Ltd. 2)
                        E    CHF  10        9/7/02      2001          5.25         10             10             10
                        E    DEM  16        9/8/08      2001          3.72          0             13             13
                        E    DEM  25        9/8/08      2001          3.77          0             21             21
ALA (Nevada) Inc.       E    USD  45        9/8/01      2001          0.50          0             62             56
                        E    CHF 200        9/9/06      2000          1.25          0              0            206
                                                                                  ---            ---            ---
TOTAL                                                                             828            867            766
                                                                                  ===            ===            ===


Debenture issue

Convertible issue

Euro Medium Term Note Program

1) The Lotschen bond listed in the table above was transferred to Lonza Group in 1999 in connection with the demerger of the chemicals and energy activities.

2) Net of unamortized discount of USD 14.3 million (1998: USD 12.4 million, 1997: USD 17.1 million), effective interest rate 4.25%.

     Note: Certain bonds can be redeemed prior to their original maturity date.

NOTE 18 - CONTINGENT LIABILITIES

Contingent liabilities concern bills discounted, purchase commitments and guarantees given to third parties in the ordinary course of business. The Group's contingent liabilities at 31 December 1999 were approximately CHF 201 million (1998: CHF 189 million, 1997: CHF 214 million). Various lawsuits and claims are pending against the Group and its subsidiaries for losses allegedly incurred under contracts, personal injury, property and environmental damage, and franchise and property tax assessments.

In the opinion of management, disposition of these lawsuits and claims will not involve sums that would have a material, adverse effect upon the consolidated financial position, operations, or cash flows of the Group.

NOTE 19 - OTHER OPERATING INCOME AND EXPENSES

                                                                   1997                1998               1999
                                                                   ----                ----               ----
                                                                               (In millions of CHF)

Other operating income                                              69                 135                439
Other operating expenses                                          (909)               (886)            (1,223)
                                                                  ----                ----             ------
TOTAL                                                             (840)               (751)              (784)
                                                                  ====                ====             ======

Apart from the repair and maintenance costs of CHF 343 million (1998: CHF 345 million; 1997: CHF 336 million), the major items reported under other operating expenses are selling, general and administrative expenses.

NOTE 20 - INTEREST INCOME AND EXCHANGE GAINS

                                                                   1997                1998               1999
                                                                   ----                ----               ----
                                                                               (In millions of CHF)

Interest income                                                     58                  64                 81
Other financial income                                              20                  47                 42
                                                                    --                 ---                ---
TOTAL                                                               78                 111                123
                                                                    ==                 ===                ===

NOTE 21 - INTEREST EXPENSES AND EXCHANGE LOSSES

                                                                   1997                1998               1999
                                                                   ----                ----               ----
                                                                               (In millions of CHF)

Interest expenses                                                 (224)               (219)               (230)
Other financial expenses                                           (24)                (51)                (50)
                                                                  ----                ----                ----
TOTAL                                                             (248)               (270)               (280)
                                                                  ====                ====                ====

NOTE 22 - INCOME FROM INVESTMENTS

                                                                   1997                1998               1999
                                                                   ----                ----               ----
                                                                              (In millions of CHF)

Dividend earned                                                     0                   1                  1
Income from application of the equity method                        5                   4                  7
                                                                    -                   -                  -
TOTAL                                                               5                   5                  8
                                                                    =                   =                  =

NOTE 23 - INCOME TAXES

                                                                         1997             1998             1999
                                                                         ----             ----             ----
                                                                                  (In millions of CHF)
MAJOR COMPONENTS OF TAX EXPENSE

Current taxes                                                             (50)             (61)             (94)
Deferred tax expense relating to the origination and                      (33)             (46)             (51)
 reversal of temporary differences
Deferred tax expense (income) resulting from tax                            1                0                5
                                                                          ---             ----             ----
 rate changes
TOTAL                                                                     (82)            (107)            (140)
                                                                          ===             ====             ====
RECONCILIATION OF TAX EXPENSE

Tax at the domestic rates applicable to the profits earned                122              141              223
 in the country concerned

Tax effect of expenses that are not deductible for tax                      3               11               12
 purposes

Tax capital gain on demerger                                                0                0               10
Tax credits and other incentives earned                                     0               (8)             (16)
Tax benefits from previously unrecognized tax losses                      (48)             (36)             (29)
Tax benefits from change in valuation allowance                             0                0              (23)
Deferred tax benefit from tax rate changes                                 (1)               0               (5)
All other                                                                   6               (1)             (32)
                                                                          ---              ---              ---
TOTAL                                                                      82              107              140
                                                                          ===              ===              ===
DEFERRED TAX EXPENSES CHARGED DIRECTLY TO EQUITY                            0                4              (22)
                                                                          ---              ---              ---

Capital taxes of CHF 27 million (1998: CHF 30 million; 1997: CHF 40 million) are contained in other operating expenses.


COMPONENTS OF DEFERRED INCOME TAX BALANCES                    1997                 1998                 1999
                                                       ASSETS  LIABILITIES  ASSETS  LIABILITIES  ASSETS  LIABILITIES
                                                       ------  -----------  ------  -----------  ------  -----------
                                                                          (In millions of CHF)

Short-term operating provisions                            23        27       17          6        27         28
ong-term operating provisions                              44        16       10         50        26          3
Property, plant and equipment                               0       141        0        140         0        196
Pension benefits                                            0        17        0         16         0          5
Tax loss carry forwards                                   114         0       79          0        98          0
                                                          ---       ---      ---        ---       ---        ---
SUBTOTAL                                                  181       201      106        212       151        232
                                                          ===       ===      ===        ===       ===        ===

Valuation allowance                                       (78)         0      (33)          0      (54)          0
DEFERRED INCOME TAXES                                     103        201       73         212       97         232

These amounts are included in the following captions in the balance sheet:

Other noncurrent assets and deferred items                           103                   73                   97
Long-term provisions                                                (201)                (212)                (232)
NET DEFERRED TAX LIABILITY                                           (98)                (139)                (135)


NOTE 24 - REVIEW OF FIXED ASSETS, ESTIMATED USEFUL LIVES

During 1999, the Group adopted estimated useful lives for its operating assets which more accurately reflect industry practice. In order to allow for a meaningful comparison with the prior year, the data below reflect the impact of the change of useful lives for Group assets on selected financial information.

                                                           1999             1999
                                                       BEFORE THE            AS
                                                         CHANGE           REPORTED        VARIANCE
                                                       ----------         --------        --------
                                                               (In millions of CHF)
BALANCE SHEET

Accumulated depreciation                                  (5,242)          (5,121)            121
Other noncurrent assets and deferred items                   117              118               1
Inventories, net                                           1,237            1,226             (11)
Total assets                                               6,561            6,672             111
Total shareholders' equity                                 1,288            1,358              70
Minority interests                                            39               40               1
Long-term provisions                                         601              641              40
Total liabilities and shareholders' equity                 6,561            6,672             111

INCOME STATEMENT
Changes in inventories                                       (23)             (34)            (11)
Depreciation and amortization                               (410)            (292)            118
Operating income                                             645              752             107
Income taxes                                                (101)            (140)            (39)
Income attributable to minorities                             (6)              (7)             (1)
Net income                                                   373              440              67

CASH FLOW STATEMENT
Income from continuing operations                            373              440              67
Depreciation of property, plant and equipment                400              282            (118)
Increase in long-term provisions                               4               43              39
Increase in net working capital                              (32)             (20)             12
Net cash provided by operating activities                    764              764               0

SEGMENT DATA - BY BUSINESS SEGMENT :
OPERATING INCOME
Primary materials and fabricated products                    359              409              50
Food flexible and tobacco packaging                          205              239              34
Pharmaceutical and cosmetics packaging                        97              119              22
Total Group                                                  645              752             107

NET CAPITAL INVESTED
Primary materials and fabricated products                  2,080            2,131              51
Food flexible and tobacco packaging                          935              971              36
Pharmaceutical and cosmetics packaging                       802              825              23
Total Group                                                3,824            3,934             110

PERCENTAGE RETURN ON SALES
Primary materials and fabricated products                   11.7             13.3             1.6
Food flexible and tobacco packaging                          9.5             11.0             1.5
Pharmaceutical and cosmetics packaging                       7.5              9.2             1.7
Total Group                                                  8.5              9.9             1.4

                                                                       1999             1999
                                                                     BEFORE THE          AS
                                                                      CHANGE          REPORTED          VARIANCE
                                                                     ----------       --------          --------
                                                                                (In millions of CHF)

RETURN ON NET CAPITAL INVESTED

Primary materials and fabricated products                              18.8             21.1              2.3
Food flexible and tobacco packaging                                    23.1             26.5              3.4
Pharmaceutical and cosmetics packaging                                 12.9             15.6              2.7
Total Group                                                            17.9             20.6              2.7


NOTE 25 - PURCHASE AND/OR SALE OF CONSOLIDATED COMPANIES

                                                                 PURCHASE     PURCHASE       SALE         SALE
                                                                   1997         1998         1998         1999
                                                                 --------     --------       ----         ----
                                                                              (In millions of CHF)

Cash                                                                13           (1)           4            0
Current assets                                                      15          (20)         142            1
Goodwill                                                             0           (4)           0            0
Property, plant and equipment and other fixed assets                15          (46)         128            2
Total liabilities                                                  (12)           9          (59)          (1)
PURCHASE OR SALES PRICES                                            31          (62)         215            2
Minus cash                                                         (13)           1           (4)           0
CASH OUTLAY (NET)                                                   18          (61)           -            -
CASH INFLOW                                                          -            -          211            2


NOTE 26 - RESEARCH AND DEVELOPMENT

Research and development expenses reflect primarily the cost incurred in basic scientific research and development. In 1999, these expenses amounted to CHF 65 million (1998: CHF 65 million; 1997: CHF 76 million).

NOTE 27 - PENSION BENEFITS

The Group sponsors pension plans according to the regulations of the countries in which it operates. All significant plans provide defined benefits on retirement. The benefits are based primarily on years of service and the employees' compensation for certain periods during the last years of employment. As of 1 January 1995, the Group has adopted the IAS 19 Retirement Benefit Costs. During 1999, actuarial valuations were performed for all significant defined benefit plans using the projected unit credit valuation method.

A policy has been established whereby actuarial valuations are performed on a three-year basis and roll-forwards are conducted as of 31 December each year during the intervening period.

The weighted average assumptions used in the actuarial valuations are according to the underlying national economic conditions of the respective countries:


                                                                                  1997         1998        1999
                                                                                  ----         ----        ----

Discount rate                                                                     6.0%         5.8%        5.1%
Expected long-term rates of return on plan assets                                 6.8%         6.7%        5.8%
Rate of increase in compensation                                                  3.8%         3.6%        3.0%


Except for the Group's German subsidiaries, pension costs are generally funded currently within national regulatory limitations. The projected benefit obligation for the German subsidiaries is included in the following table. The funded status for substantially all defined benefit plans, shown separately for plans whose assets exceeded and are less than the projected benefit obligation, is as follows:

                                               PLANS WITH ASSETS                      PLANS WITH PBO
                                                IN EXCESS OF PBO                    IN EXCESS OF ASSETS
                                         -------------------------------         ---------------------------
                                           1997         1998        1999         1997        1998       1999
                                         ------       ------      ------         ----      -----        ----
                                                               (In millions of CHF)

Projected benefit obligation (PBO)       (2,389)      (1,332)     (2,823)        (574)     (1,849)       (504)
Plan assets at fair value                 2,577        1,453       3,111          324       1,517         276
PLAN ASSETS IN EXCESS OF (LESS THAN)
PROJECTED BENEFIT OBLIGATION                188          121         288         (250)       (332)       (228)
Long-term provisions                          0            0           0          208         202         170
FUNDED STATUS                               188          121         288          (42)       (130)        (58)


The pension asset and liability calculated above are disclosed in the financial statements for 1999. The net change of the prepaid pension cost in 1999 amounted to CHF 28 million (1998: CHF 8 million) and is reflected under prepaid expenses and accrued income. The prepaid pension cost at the end of 1999 is CHF 15 million (1998: CHF 109 million, 1997: CHF 101 million).

Effective 1 January 1999, the Group adopted the provisions of IAS 19 revised. This revised standard permits companies to elect to amortize, or immediately recognize, any difference between the accumulated pension cost at transition and the funded status if that difference is an additional pension liability. The Group has elected to immediately recognize its additional pension liability consistent with IAS 8, as a change in accounting policy. The amount of additional liability recognized was CHF 132 million upon adoption of IAS 19 revised.

Net periodic pension costs for the Group's significant defined benefit plans consist of the following:

                                                                         1997            1998            1999
                                                                         ----            ----            ----
                                                                                   (In millions of CHF)

Service costs                                                             44               55              61
Interest costs                                                           161              179             166
Actual return on assets                                                 (168)            (196)           (197)
Net amortization and deferral                                             (8)              (7)              0
                                                                        ----             ----            ----
TOTAL                                                                     29               31              30
                                                                        ====             ====            ====

NOTE 28 - DISCONTINUING OPERATIONS

The discontinuing operations are composed of the following activities:

a) At the extraordinary Shareholders' Meeting of algroup of 18 October 1999, the shareholders approved the demerger of the chemical business (composed of two divisions of the Group, Fine Chemicals and Specialties and Intermediates and Additives) and the energy businesses free of any net financial debt as of 1 July 1999.

The above-mentioned activities are treated as discontinuing operations. The net assets of the chemical business were deducted from the Group's equity on 1 November 1999. In order to reflect the debt-free status of the chemical business effective 1 July 1999, as stated in the Separation and Demerger Agreement, all debt - and accordingly the interest positions - are classified under continuing operations.

b) In 1997, the Group had identified several operations, mainly in its Food Flexible and Tobacco Packaging division, as not being strategic businesses to the Group. In July 1997, these activities were proposed for divestiture and accordingly classified as discontinuing operations. This divestment program was completed in the second half of 1998.

The Group's financial statements reflect the net income of discontinuing operations as a separate item and the related assets and liabilities have been classified in the consolidated balance sheet as net assets of discontinuing operations.

The components of net operating assets, net income and cash flow provided by (used in) discontinuing operations are as follows:

SUMMARIZED BALANCE SHEET                                           1997               1998               1999
                                                                   ----               ----               ----
                                                                               (In millions of CHF)
Fixed assets                                                      1,913              1,994                  0
Current assets                                                    1,005                902                  0
Current liabilities                                                (638)              (677)                 0
Other assets and liabilities                                       (400)              (410)                 0
                                                                  -----              -----              -----
NET ASSETS DISCONTINUING OPERATIONS                               1,880              1,809                  0
                                                                  =====              =====              =====

                                                                                                 1 01 - 31 10
                                                                   1997               1998               1999
                                                                   ----               ----               ----
SUMMARIZED INCOME STATEMENT                                                    (In millions of CHF)
NET SALES                                                         2,537              2,263              1,806
Operating expenses and others                                    (2,143)            (1,796)            (1,375)
Depreciation and amortization                                      (181)              (184)              (128)
                                                                  -----              -----              -----
EARNINGS BEFORE INTEREST, TAXES AND MINORITY INTEREST               213                283                303
                                                                  =====              =====              =====

Financial income                                                     (1)                 1                  3
Income taxes                                                        (68)               (78)               (70)
(Income) / loss attributable to minorities                            0                  2                  2
                                                                  -----              -----              -----
NET INCOME FROM DISCONTINUING OPERATIONS                            144                208                238
                                                                  =====              =====              =====

                                                                                                 1 01 - 31 10
                                                                   1997               1998               1999
                                                                   ----               ----               ----
SUMMARIZED CASH FLOW STATEMENT                                                 (In millions of CHF)
NET CASH PROVIDED BY OPERATING ACTIVITIES                           227                367                318
Net cash used in investing activities                              (381)              (342)            (1,236)
Net cash provided by (used in) financing activities                  (1)                (2)               918

NOTE 29 - BOARD OF DIRECTORS AND MAJOR SHAREHOLDERS

There are no receivables or liabilities due from or to Directors or shareholders (1998: none). In 1999, payments to the Board of Directors of Alusuisse Lonza Group Ltd. totaled CHF 1.2 million (1998: CHF 1.2 million, 1997: CHF 1.3 million).

NOTE 30 - YEAR 2000

To date, the Group has not experienced any year 2000 problems with any of our internal systems or our products, and we do not expect to experience such problems in the future. All costs associated with Year 2000 system adjustments have been charged to expenses as incurred.

NOTE 31 - COMBINATION AGREEMENT WITH ALCAN AND PECHINEY

On 11 August 1999, algroup announced that it agreed to the principal terms of a three-way combination agreement with Alcan Aluminium Limited (Alcan) and Pechiney SA (Pechiney). The combination was to be accomplished through two independent exchange offers in which shares in Alcan were to be issued. In connection therewith, algroup demerged its chemical and energy businesses effective 1 November 1999 (see Note 28).

Under the Demerger Agreement between algroup and Lonza Group AG, Lonza Group AG was permitted to retain USD 234 million in "excess" cash in connection with the demerger. However, this amount was to be reduced to USD 67 million in the event that Pechiney did not participate in the APA combination, and paid as part of the formula by which Lonza Group AG was demerged from algroup with no net debt. In the absence of an amendment to the terms of both the Demerger Agreement and the Combination Agreement, and following the termination of the Combination Agreement with respect to Pechiney, the USD 167 million excess cash was due from Lonza Group AG to algroup as of 30 June 2000.

NOTE  32 - SEGMENT DATA

                                               NET SALES TO CUSTOMERS (1)                 OPERATING INCOME
                                             -----------------------------         -----------------------------
                                              1997        1998       1999           1997        1998       1999
                                             ------      ------     ------         ------      ------     ------
BY DIVISION                                      (In millions of CHF)                  (In millions of CHF)

Primary materials and fabricated products    2,735       3,079       3,076          300         340        409
Food flexible and tobacco packaging          2,092       2,119       2,164          169         176        239
Pharmaceutical and cosmetics packaging       1,249       1,268       1,299          116          90        119
Packaging
Holding and others                               4           6          12           (2)         (1)       (15)
                                             -----       -----       -----          ---         ---        ---
SUBTOTAL                                     6,080       6,472       6,551          583         605        752
Trading                                      1,158       1,025       1,064           NA          NA         NA
                                             -----       -----       -----          ---         ---        ---
TOTAL                                        7,238       7,497       7,615          583         605        752
                                             =====       =====       =====          ===         ===        ===

(1) Intersegment sales for 1997-1999, which were based primarily on prevailing market prices, have been eliminated.

                                                                               NET CAPITAL INVESTED (2)
                                                                       -----------------------------------------
BY DIVISION                                                             1997             1998              1999
                                                                       ------           ------            ------
                                                                                (In millions of CHF)
Primary materials and fabricated products                               1,599            1,739            2,131
Food flexible and tobacco packaging                                       786              835              971
Pharmaceutical and cosmetics packaging                                    643              692              825
Holding and others                                                         45               85                7
                                                                        -----            -----            -----
SUBTOTAL                                                                3,073            3,351            3,934
Trading                                                                    NA               NA               NA
                                                                        -----            -----            -----
TOTAL                                                                   3,073            3,351            3,934
                                                                        =====            =====            =====

(2) Net capital invested comprises all assets and liabilities committed to the segment operations at historical year end rates.




                                                          PERCENTAGE                      RETURN ON NET
BY DIVISION                                            RETURN ON SALES                   CAPITAL INVESTED (3)
                                                   ---------------------------       --------------------------
%                                                  1997       1998        1999       1997       1998       1999
                                                   ----       ----        ----       ----       ----       ----

Primary materials and fabricated products          11.0       11.0        13.3       18.0       19.6       21.1
Food flexible and tobacco packaging                 8.1        8.3        11.0       21.1       20.8       26.5
Pharmaceutical and cosmetics packaging              9.3        7.1         9.2       18.5       13.2       15.6
Holding and others                                   na         na          NA         NA         NA         NA
SUBTOTAL                                            9.6        9.4        11.5       18.5       18.1       20.6
TRADING                                              NA         NA          NA         NA         NA         NA
TOTAL                                               8.1        8.1         9.9       18.5       18.1       20.6


                                                    NET SALES TO CUSTOMERS               OPERATING INCOME
                                                -----------------------------       ---------------------------
                                                  1997       1998        1999       1997        1998       1999
                                                ------      -----       -----       ----        ----       ----
BY REGION                                            (In millions of CHF)               (In millions of CHF)

Europe                                           5,769      5,993       5,793        372         411        494
Other regions                                    1,469      1,504       1,822        211         194        258
                                                 -----      -----       -----        ---         ---        ---
TOTAL                                            7,238      7,497       7,615        583         605        752
                                                 =====      =====       =====        ===         ===        ===

                                                                                      NET CAPITAL INVESTED (2)
                                                                                   ----------------------------
                                                                                   1997        1998        1999
                                                                                   ----        ----        ----
BY REGION                                                                              (In millions of CHF)

Europe                                                                            2,172       2,366       2,659
Other regions                                                                       901         985       1,275
                                                                                  -----       -----       -----
TOTAL                                                                             3,073       3,351       3,934
                                                                                  =====       =====       =====

(2) Net capital invested comprises all assets and liabilities committed to the segment operations at historical year end rates.

BY REGION                                                  PERCENTAGE                      RETURN ON NET
                                                         RETURN ON SALES                 CAPITAL INVESTED (3)
                                                   ---------------------------       --------------------------
%                                                  1997       1998        1999       1997       1998       1999
                                                   ----       ----        ----       ----       ----       ----

Europe                                              6.4        6.9         8.5       17.1       17.4       19.5
Other regions                                      14.4       12.9        14.2       23.4       19.9       23.0
TOTAL                                               8.1        8.1         9.9       19.0       18.1       20.6

(3) Calculated at historical yearly average rates and including algroup companies acquired during the financial year.

SALES

                                                       1997                    1998                    1999
                                               -------------------      -------------------    -------------------
                                               (IN MILLIONS             (IN MILLIONS           (IN MILLIONS
                                                  OF CHF)       %          OF CHF)       %        OF CHF)       %
                                               ------------    ---      ------------    ---    ------------    ---
BY PRODUCTION AREA

Switzerland                                        3,410       34            3,513       35        3,419       33
EU                                                 4,625       46            4,628       46        4,504       44
Rest of Europe                                       271        3              306        2          293        3
                                                  ------      ---           ------      ---       ------      ---
EUROPE                                             8,306       83            8,447       83        8,216       80
North America                                      1,267       13            1,310       13        1,615       16
Other areas                                          387        4              374        4          405        4
                                                  ------      ---           ------     ----       ------      ---
SUBTOTAL                                           9,960      100           10,131      100       10,236      100
(Intercompany sales)                              (2,722)                   (2,634)               (2,621)
                                                  ------                    ------                ------
TOTAL                                              7,238                     7,497                 7,615
                                                  ======                    ======                ======




                                                       1997                    1998                    1999
                                               -------------------      -------------------    -------------------
                                               (IN MILLIONS             (IN MILLIONS           (IN MILLIONS
                                                  OF CHF)       %          OF CHF)       %        OF CHF)       %
                                               ------------    ---      ------------    ---    ------------    ---
BY MARKETING AREA

Switzerland                                          374         5            434        6           357        5
EU                                                 4,121        57          4,257       57         4,316       56
Rest of Europe                                       443         6            536        7           360        5
                                                   -----       ---          -----      ---         -----      ---
EUROPE                                             4,938        68          5,227       70         5,033       66
North America                                      1,570        22          1,650       22         1,864       24
Other areas                                          730        10            620        8           718       10
                                                   -----       ---          -----      ---         -----      ---
TOTAL                                              7,238       100          7,497      100         7,615      100
                                                   =====       ===          =====      ===         =====      ===

                                                       1997                    1998                    1999
                                               -------------------      -------------------    -------------------
                                               (IN MILLIONS             (IN MILLIONS           (IN MILLIONS
                                                  OF CHF)       %          OF CHF)       %       OF CHF)        %
                                               ------------    ---      ------------    ---    ------------    ---
BY DIVISION (1)
Primary materials and fabricated products          3,368        46          3,642       48         3,573       47
Food flexible and tobacco packaging                2,137        30          2,147       29         2,190       29
Pharmaceutical and cosmetics packaging             1,268        18          1,269       17         1,299       17
Holding and others                                     9         0             10        0            12        0
                                                   -----       ---          -----      ---         -----      ---
SUBTOTAL                                           6,782        94          7,068       94         7,074       93
Trading                                            1,158        16          1,025       14         1,064       14
                                                   -----       ---          -----      ---         -----      ---
SUBTOTAL                                           7,940       110          8,093      108         8,138      107
(Intercompany sales)                                (702)      (10)          (596)      (8)         (523)      (7)
                                                   -----       ---          -----      ---         -----      ---
TOTAL                                              7,238       100          7,497      100         7,615      100
                                                   =====       ===          =====      ===         =====      ===

(1) Intersegment sales for 1997-1999, which were based primarily on prevailing market prices, have been eliminated

DEPRECIATION AND AMORTIZATION

                                                       1997                       1998                       1999
                                               -------------------        -------------------        -------------------
                                               (IN MILLIONS               (IN MILLIONS               (IN MILLIONS
                                                  OF CHF)       %            OF CHF)       %            OF CHF)       %
                                               ------------    ---        ------------    ---        ------------    ---
BY DIVISION

Primary materials and fabricated products            158        46              172        46              134        46
Food flexible and tobacco packaging                  105        30              107        29               84        29
Pharmaceutical and cosmetics packaging                83        24               91        25               73        25
Holding and others                                     1         0                1         0                1         0
                                                     ---       ---              ---       ---              ---       ---
TOTAL                                                347       100              371       100              292       100
                                                     ===       ===              ===       ===              ===       ===

RESEARCH AND DEVELOPMENT

                                                       1997                       1998                       1999
                                               -------------------        -------------------        -------------------
                                               (IN MILLIONS               (IN MILLIONS               (IN MILLIONS
                                                  OF CHF)       %            OF CHF)       %            OF CHF)       %
                                               ------------    ---        ------------    ---        ------------    ---
BY DIVISION

Primary materials and fabricated products             46        61               38        58               41        63
Food flexible and tobacco packaging                   24        32               22        34               20        31
Pharmaceutical and cosmetics packaging                 6         7                5         8                4         6
Holding and others                                     0         0                0         0                0         0
                                                      --       ---               --       ---               --       ---
TOTAL                                                 76       100               65       100               65       100
                                                      ==       ===               ==       ===               ==       ===


INVESTMENTS IN PROPERTY, PLANT AND EQUIPMENT

                                                       1997                       1998                       1999
                                               -------------------        -------------------        -------------------
                                               (IN MILLIONS               (IN MILLIONS               (IN MILLIONS
                                                  OF CHF)       %            OF CHF)       %            OF CHF)       %
                                               ------------    ---        ------------    ---        ------------    ---
BY REGION

Switzerland                                           62        12               54        11               50        11
EU                                                   271        51              247        49              247        53
Rest of Europe                                        19         3               21         4               13         2
                                                     ---       ---              ---       ---              ---       ---
EUROPE                                               352        66              322        64              310        66
North America                                        122        23              130        26              113        24
Other areas                                           57        11               55        10               45        10
                                                     ---       ---              ---       ---              ---       ---
TOTAL                                                531       100              507       100              468       100
                                                     ===       ===              ===       ===              ===       ===


                                                       1997                       1998                       1999
                                               -------------------        -------------------        -------------------
                                               (IN MILLIONS               (IN MILLIONS               (IN MILLIONS
                                                  OF CHF)       %            OF CHF)       %            OF CHF)       %
                                               ------------    ---        ------------    ---        ------------    ---
BY DIVISION

Primary materials and fabricated products            300        57              222        44              233        50
Food flexible and tobacco packaging                  110        21              157        31              125        27
Pharmaceutical and cosmetics packaging               119        22              128        25              109        23
Holding and others                                     2         0                0         0                1         0
                                                     ---       ---              ---       ---              ---       ---
TOTAL                                                531       100              507       100              468       100
                                                     ===       ===              ===       ===              ===       ===

PERSONNEL

                                                       1997                         1998                            1999
                                               -------------------           -------------------            -------------------
                                               (IN MILLIONS                  (IN MILLIONS                   (IN MILLIONS
                                                  OF CHF)       %               OF CHF)       %                OF CHF)       %
                                               ------------    ---           ------------    ---            ------------    ---
BY REGION

Switzerland                                          3,117      13                 3,146      13                 3,157      14
EU                                                  12,427      53                12,199      51                11,801      51
Rest of Europe                                         983       4                 1,002       5                   970       4
                                                    ------     ---                ------     ---                ------     ---
EUROPE                                              16,527      70                16,347      69                15,928      69
North America                                        6,173      26                 6,552      28                 6,276      27
Other areas                                            872       4                   921       3                   911       4
                                                    ------     ---                ------     ---                ------     ---
TOTAL                                               23,572     100                23,820     100                23,115     100
                                                    ======     ===                ======     ===                ======     ===

                                                       1997                         1998                            1999
                                               -------------------           -------------------            -------------------
                                               (IN MILLIONS                  (IN MILLIONS                   (IN MILLIONS
                                                  OF CHF)       %               OF CHF)       %                OF CHF)       %
                                               ------------    ---           ------------    ---            ------------    ---
BY DIVISION

Primary materials and fabricated products            9,323      39                 9,528      40                 9,465      41
Food flexible and tobacco packaging                  6,619      28                 6,611      28                 6,433      28
Pharmaceutical and cosmetics packaging               7,514      32                 7,568      32                 7,122      31
Holding and others                                     116       1                   113       0                    95       0
                                                    ------     ---                ------     ---                ------     ---
TOTAL                                               23,572     100                23,820     100                23,115     100
                                                    ======     ===                ======     ===                ======     ===

NOTE 33 -- INFORMATION PER SECURITY


REGISTERED SHARES                                                                 1997              1998*                 1999
                                                                             ---------         ----------           ----------

Number issued                                                                4,215,058          6,286,126            6,424,345
Number ranking for a dividend                                                4,215,058          6,286,126            6,424,345
Nominal value                                         CHF                          125                100                  100
RATIOS PER SECURITY
Basic weighted average number of shares                                      6,153,102          6,260,541            6,319,959
Diluted weighted average number of shares                                    6,602,429          6,609,229            6,654,944
Basic earnings per share continuing operations        CHF                         51.8               51.4                 69.6
Diluted earnings per share continuing operations      CHF                         51.4               51.3                 68.7
Basic earnings per share                              CHF                         75.3               84.7                107.3
Diluted earnings per share                            CHF                         73.2               82.8                104.5
Total dividend (million CHF)                                                        --                157                   --
Share capital repayment (CHF 25 per share)                                         156                 --                   --


* Consistent with the decision of the Shareholders' Meeting of 24 March 1998, Alusuisse Lonza Group Ltd. has only one class of shares (registered shares), exclusively traded since 15 April 1998. The nominal value per share was reduced from CHF 125 to CHF 100 effective 24 June 1998.
     At 31 December 1997, the Group had 2,024,088 bearer shares outstanding which were converted to one class of shares as described above.

NOTE 34 - SIGNIFICANT SUBSIDIARIES AND AFFILIATES
31 DECEMBER 1999

                                                                                                                    %         %
                                                                                     Net sales    Share capital   Holding   Holding
EUROPEAN COUNTRIES              Registered office (1)   Activities  Currency (1)     in million       in 000      direct   indirect
------------------              ---------------------   ----------  ------------     ----------   -------------   -------  --------

Alusuisse Schweizerische
Aluminium AG                    Sierre, CH                *-o          CHF             513           60,000       100
Alusuisse Trading AG            Zurich, CH                  o          CHF           2,223            5,000       100
Lawson Mardon Neher AG          Kreuzlingen, CH           *-o          CHF             164           15,000       100
Alusuisse Decin sro             Decin, CZ                  -o          CZK           2,809        1,097,800        62
Alusuisse Singen GmbH           Singen/Hohentwiel, DE      -o          DEM           1,007          170,000                100
Lawson Mardon Singen GmbH       Singen/Hohentwiel, DE      -o          DEM             507           50,000                100
Alusuisse Martinswerk GmbH      Bergheim/Erft, DE          -o          DEM             202           55,000                100
Alusuisse France SA             St-Florentin, FR           -o          FRF             550          100,000                100
Boxal France SA                 Beaurepaire, FR            -o          FRF             308           60,000                100
Lawson Mardon Morin SA          Sarrebourg, FR             -o          FRF             428           11,280                100
Lawson Mardon
 Packaging UK Ltd.              Bristol, GB                 -          GBP              90            1,335                100
Lawson Mardon Star Ltd.         Bristol, GB                 -          GBP             142           17,000                100
Isal - Icelandic Aluminium
 Company Ltd.                   Hafnarfjordur, IS           -          USD             239            4,395       100
Aluchemie - Aluminium & Chemie
 Rotterdam BV                   Rotterdam, NL               -          NLG             279           33,000                 72
Boxal Netherlands BV            Veenendaal, NL             -o          NLG             105           13,000                100
Lawson Mardon Picopac BV        Zutphen, NL                -o          NLG             109              100                100

OTHER COUNTRIES
Austraswiss - Swiss Aluminium
 Australia Ltd.                 North Sydney, NSW, AU      o+          AUD             375          146,000                100
Lawson Mardon USA Inc           Millville, NJ, US          -o          USD             272                1                100
Wheaton USA Inc                 Millville, NJ, US          -o          USD             423                1                100

HOLDING AND FINANCING
COMPANIES
Alusuisse-Lonza Capital Ltd.    St Helier, Jersey, GB       +          CHF                              250                100
Alusuisse-Lonza Finance Ltd.    St Helier, Jersey, GB       +          USD                               50                100
Alusuisse-Lonza Europe BV       Breda, NL                   +          NLG                              550        73       27
A-L Holding USA LLC             Wilmington, DE, US          +          USD                              0.1       100
ALA Nevada Inc                  Sparks, NV, US              +          USD                                3                100

_____________

*    Research/Applications

-    Production

o    Sales

+    Services/Financing

(1)  Abbreviations of countries and currencies in accordance with ISO standards.

NOTE 35 - RECONCILIATION

SIGNIFICANT DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES AND CANADA

The Group's consolidated financial statements have been prepared in accordance with International Accounting Standards (IAS) of the International Accounting Standards Committee (IASC), which differ, in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP) and Canada (Canadian GAAP). The significant differences that affect the consolidated net income and shareholders' equity are set out below.

Reconciliation of net income to U.S. GAAP

                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                            -----------------------
                                                     Note    1997     1998     1999
                                                     ----   -----    -----    -----
                                                               In millions of CHF


Net income as reported in the consolidated
  income statements in accordance with IAS                    463      530     678

Adjustments required to conform with U.S. GAAP:
  Goodwill amortization                               (a)     (31)     (28)    (24)
  Capitalized interest                                (b)      19       13       9
  Inventories                                         (c)      (4)       7       2
  Debt issue costs                                    (d)      (1)      (1)     (1)
  Fixed assets                                        (e)      14        3     (82)
  Pensions                                            (f)      13       25      (7)
  Stock ownership plan                                (g)      (6)      (8)      -
  Derivatives                                         (h)     (26)       1    (244)
  Accruals                                            (i)      11      (66)     10
  Restructuring provisions                            (j)      10       (1)    (25)
  Other                                                        (5)       1      (8)
  Tax effect of U.S. GAAP adjustments                 (k)     (19)     (21)    105
                                                            -----    -----   -----

Net income in accordance with U.S. GAAP                       438      455     413
                                                            =====    =====   =====

  Continuing operations                                       305      303     152
  Discontinued operations                                     133      152     261


Basic earnings per share in accordance
  with U.S. GAAP:                                             CHF      CHF     CHF
  Continuing operations                                     49.57    48.38   24.05
  Discontinued operations                                   21.62    24.27   41.30
                                                            -----    -----   -----
Net income                                            (m)   71.19    72.65   65.35
                                                            =====    =====   =====

Diluted earnings per share in accordance
  with U.S. GAAP:                                             CHF      CHF     CHF
  Continuing operations                                     49.23    48.41   22.84
  Discontinued operations                                   20.14    22.99   39.22
                                                            -----    -----   -----
Net income                                            (m)   69.37    71.40   62.06
                                                            =====    =====   =====

Reconciliation of net income to Canadian GAAP

                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                            -----------------------
                                                     Note    1997     1998     1999
                                                     ----   -----    -----    -----
                                                               In millions of CHF


Net income as reported in the consolidated
  income statements in accordance with IAS                    463      530     678

Adjustments required to conform with Canadian GAAP:
  Goodwill amortization                               (a)     (31)     (28)    (24)
  Capitalized interest                                (b)      19       13       9
  Inventories                                         (c)      (2)       8     (10)
  Debt issue costs                                    (d)      (1)      (1)     (1)
  Fixed assets                                        (e)      14        3       7
  Pensions                                            (f)      13       25      (7)
  Derivatives                                         (h)     (26)       1       5
  Accruals                                            (i)      11      (66)     10
  Restructuring provisions                            (j)      10       (1)    (18)
  Other                                                        (5)       1      (8)
  Tax effect of U.S. GAAP adjustments                 (k)     (19)     (21)     18
                                                            -----    -----  ======

Net income in accordance with Canadian GAAP                   446      464     659
                                                            =====    =====  ======

  Continuing operations                                       312      311     380
  Discontinued operations                                     134      153     279


Basic earnings per share in accordance
  with Canadian GAAP:                                         CHF      CHF     CHF
  Continuing operations                                     50.71    49.66   60.10
  Discontinued operations                                   21.78    24.43   44.18
                                                            -----    -----  ======
  Net income                                          (m)   72.49    74.09  104.28
                                                            =====    =====  ======

Filly diluted earnings per share in accordance
  with Canadian GAAP:                                         CHF      CHF     CHF
  Continuing operations                                     50.29    49.62   57.07
  Discontinued operations                                   20.30    23.14   41.95
                                                            -----    -----  ------
  Net income                                          (m)   70.59    72.76   99.02
                                                            =====    =====  ======

Reconciliation of shareholders' equity to U.S. GAAP

                                                                 December 31,
                                                             ----------------------
                                                     Note    1997     1998     1999
                                                     ----   -----    -----    -----
                                                               In millions of CHF

Shareholders' equity as reported in the
  consolidated balance sheets in accordance
  with IAS                                                  2,765    3,101    1,358

Adjustments required to conform with U.S. GAAP:
  Goodwill:
    Cost                                              (a)     561      548      582
    Amortization                                      (a)    (306)    (334)    (368)
  Capitalized interest                                (b)      68       80       24
  Inventories                                         (c)      (6)       2        1
  Debt issue costs                                    (d)       4        3        2
  Fixed assets                                        (e)      23       26      (71)
  Pensions                                            (f)      82       98       85
  Derivatives                                         (h)     (26)     (24)    (264)
  Accruals                                            (i)      94       28        9
  Restructuring provisions                            (j)      10        8       --
  Other                                                         2        6      (14)
  Tax effect of U.S. GAAP adjustments                 (k)       9       (5)      67
                                                            -----    -----    -----

Shareholders' equity in accordance with U.S. GAAP           3,280    3,537    1,411
                                                            =====    =====    =====


Reconciliation of shareholders' equity to Canadian GAAP

                                                                 December 31,
                                                             ----------------------
                                                     Note    1997     1998     1999
                                                     ----   -----    -----    -----
                                                               In millions of CHF

Shareholders' equity as reported in the
  consolidated balance sheets in accordance
  with IAS                                                  2,765    3,101    1,358

Adjustments required to conform with Canadian GAAP:
  Goodwill:
    Cost                                              (a)     561      548      582
    Amortization                                      (a)    (306)    (334)    (368)
  Capitalized interest                                (b)      68       80       24
  Inventories                                         (c)      (4)       5       (1)
  Debt issue costs                                    (d)       4        3        2
  Fixed assets                                        (e)      23       26      (12)
  Pensions                                            (f)      82      118       85
  Derivatives                                         (h)     (26)     (24)     (15)
  Accruals                                            (i)      94       28        9
  Restructuring provisions                            (j)      10        8        6
  Other                                                         2        6      (14)
  Tax effect of U.S. GAAP adjustments                 (k)       9       (5)     (14)
                                                            -----    -----    -----
Shareholders' equity in accordance with
  Canadian GAAP                                             3,282    3,560    1,642
                                                            =====    =====    =====

(a)  Goodwill and business combinations

In accordance with IAS 22 (revised 1993), the difference between the purchase price and the aggregate fair value of tangible and identifiable intangible assets and liabilities acquired in a business combination is capitalized as goodwill and amortized over its useful life, not to exceed 20 years. Prior to January 1, 1995, in accordance with IAS, goodwill was charged by the Group directly to shareholders' equity. For U.S. and Canadian GAAP purposes, goodwill acquired prior to January 1, 1995 is recorded as an asset and is being amortized over its estimated useful life of 15 years.

IAS 22 requires a review of the recoverability of unamortized goodwill at each balance sheet date and a write-off to the extent it no longer represents future economic benefits. Under U.S. GAAP, if a long-lived asset being tested for recoverability was acquired in a business combination, the goodwill that arose in that transaction shall be included as part of the asset grouping in determining recoverability. In instances where goodwill is identified with assets that are subject to impairment loss under SFAS No. 121, the carrying amount of the identified goodwill must be eliminated before making any reduction of the carrying amounts of impaired long-lived assets and identifiable intangibles. Under U.S. GAAP, the Group has chosen to measure impairments of "enterprise" goodwill based on an analysis of estimated future discounted operating cash flows of the underlying businesses. Under Canadian GAAP, goodwill must be written down to the extent that there has been a permanent impairment in the value of the unamortized portion of goodwill. For Canadian GAAP purposes, the Group has chosen to measure any impairments of goodwill based on an analysis of estimated future discounted operating cash flows of the underlying businesses.

(b)  Capitalized interest

Under IAS, the capitalization of interest on major capital projects, which extend useful lives or increase capacity, is not required. In accordance with U.S. GAAP, interest costs incurred during the construction period (i.e. the period of time necessary to bring a constructed fixed asset to the condition and location necessary for its intended use) must be capitalized as part of the cost of the fixed asset. Under Canadian GAAP, the capitalization of interest on major capital projects is permitted but not required. The Group has chosen to capitalize interest for Canadian GAAP purposes.

(c)  Inventories

Costs of certain raw materials and consumables are recorded at replacement cost according to current market prices. Under U.S. and Canadian GAAP, inventories are valued at the lower of cost and market value, with market value defined as the lower of current replacement cost or net realizable value less a normal profit margin.

For IAS reporting purposes, the Group values inventory at certain US subsidiaries using the average cost method. Under U.S. GAAP, these inventories are valued using the LIFO method, consistent with the stand-alone reporting of such subsidiaries. Under Canadian GAAP, the Group has chosen to value the inventories at these U.S. subsidiaries using the average cost method.

(d)  Debt issuance costs

Under IAS, the Group expensed debt issuance costs as incurred. Under U.S. and Canadian GAAP, these costs are required to be capitalized and amortized over the life of the related debt issue.

(e)  Fixed assets

Prior to January 1, 2000, in accordance with IAS, cost and expenses for future maintenance and repairs of long-lived assets may be provided on a basis of reasonable estimates. Under U.S. and Canadian GAAP, such costs may only be recognized if a liability has been incurred. Additionally, costs and expenses are capitalized to the extent (i) it is probable that future economic benefits will be realized and/or (ii) the estimated useful life of a long-lived asset is extended.

Under IAS, the Group changed its estimate of the useful lives of certain fixed assets effective January 1, 1999 (see note 24 for impact on continuing operations). Under U.S. GAAP, this change may only be reflected effective July 1, 1999 with no restatement of previously reported interim information. Accordingly for US GAAP purposes, this change in estimated useful lives increases depreciation expense by approximately CHF 89 million, increases the valuation of inventories by approximately CHF 12 million, and decreases deferred income tax liabilities by approximately CHF 17 million. This change in estimate decreased U.S. GAAP net income from continuing operations and basic earnings per share of continuing operations for the year ended December 31, 1999 by approximately CHF 42 million and CHF 6.65, respectively.

(f)  Pension and postretirement benefits

Under IAS, pension costs and similar obligations are accounted for in accordance with IAS No. 19 Retirement Benefit Costs. Under U.S. GAAP, pension costs and similar obligations are accounted for in accordance with SFAS No. 87 Employers' Accounting for Pensions which was adopted by the Group effective January 1, 1989 for all operations except those in the United States where SFAS No. 87 was adopted effective January 1, 1987. For Canadian GAAP purposes, the Group has chosen to early adopt on a retroactive restatement basis the provisions of
Section 3461, "Employee Future Benefits", of the Handbook of the Canadian Institute of Chartered Accountants (C.I.C.A). As permitted by Section 3461, the Group has applied the provisions of the Section in a manner that produces the same recognized and unrecognized amounts for all of its benefit plans as determined under U.S. GAAP.

Upon adoption of IAS 19, the Group ceased deferring actuarial and net asset gains and losses. Deferred losses were charged to expense at that date. Under U.S. and Canadian GAAP, actuarial and net asset gains and losses are deferred and amortized in future periods, when gains and losses exceed prescribed limits. In accordance with IAS 19, gains and losses are recognized without regard to prescribed limits. In addition, IAS 19 stipulates the use of long-term assumptions, while U.S. and Canadian GAAP require assumptions to reflect current market and economic conditions.

Under U.S. GAAP, a minimum pension liability is recognized as a separate component of equity when the unfunded accumulated benefit obligation exceeds the accrual. Under IAS and Canadian GAAP, recognition of a minimum pension liability is not required.

(g)  Stock ownership plan

Effective in 1995, the Board of Directors approved the Executive Stock Ownership Plan. Under the Plan, officers and key employees of the Group receive rights to purchase shares of the Group at prices lower than market prices prevailing at the time the rights are granted. The Board of Directors has absolute discretion to determine whether any purchase rights will be granted in any one year, to specify the performance goals to be achieved in the year and to select the officers and key employees who will be granted such rights. In October 1999, the Group terminated its stock ownership plan in connection with the proposed three-way combination agreement with Alcan Aluminium Limited and Pechiney SA.

Under IAS, compensation expense was not recognized for rights granted under the Plan. Under U.S. GAAP, the Group has chosen to utilize the provisions of APB Opinion 25 for measuring compensation expense associated with the Plan. APB 25 requires that compensation expense be recognized, for the difference between the market value and share purchase price. For Canadian GAAP purposes, it is not necessary to recognize the compensation element for such plans.

(h)  Derivatives

The Group enters into various derivative financial instruments consistent with its strategy to reduce the Group's economic risk. Under IAS, these strategies have been treated as hedges for accounting purposes. Under U.S. and Canadian GAAP, certain of these strategies do not qualify for hedge accounting and accordingly, the related derivative instruments are marked to market with the associated unrealized gains or losses reflected in income immediately. In addition, certain strategies quality for hedge accounting under Canadian GAAP but not under U.S. GAAP.

In order to manage the volatility of LME pricing for aluminum, the Group enters into various derivative transactions pursuant to the Group's policies in areas such as counterparty exposure and hedging practices. The objective of such strategies is to preserve the economic performance of the Group's primary metal operations by stabilizing the associated revenue stream over a number of years. This objective is normally set on a multi-year basis and is achieved by securing guaranteed selling prices well in excess of production costs for these commodities or guaranteed purchase prices within pre-established price bands. These strategies are reviewed by management on a continuous basis. The key element of these strategies is to secure the profitability of the primary metal operations by obtaining a guaranteed minimum selling price or maximum purchase price, in exchange for which the Group foregoes the right to participate in price increases in excess of or price decreases lower than the pre-established bands. The Group utilizes a combination of LME futures and options to implement these strategies.

Under IAS, these strategies have been treated as hedges, and the gain or loss on these instruments has been deferred to match the timing of the Group's production and sale of the underlying commodities. Under U.S. and Canadian GAAP, some of these strategies do not qualify for hedge accounting and have been marked to market, thus giving rise to unrealized gains and losses that are reflected in income immediately. There is no certainty that any of these mark to market adjustments will result in realized gains and losses.

(i)  Accruals

Under U.S. and Canadian GAAP, costs and expenses are accrued and charged to income only if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. If a loss is probable and the reasonable estimate of the loss is a range and no amount within the range appears to be a better estimate than any other amount, the minimum amount in the range should be accrued. If an amount or a range of amounts cannot be reasonably estimated, no accrual shall be made. Furthermore, general or unspecified risks or possible losses do not meet the conditions for an accrual under U.S. and Canadian GAAP. Under IAS, accruals can be made on the basis of reasonable estimates of expected costs and expenses. Additionally, under IAS, if a loss is probable and the reasonable estimate of the loss is a range and no amount within the range appears to be a better estimate than any other amount, the mid-point in the range should be accrued.

(j)  Restructuring provisions

The Group has recorded restructuring and similar provisions for IAS purposes in the period management committed itself to a plan, when it was probable that a liability had been incurred and the amount was estimable. These criteria differ from those specified by U.S. and Canadian GAAP, which are more prescriptive than IAS in terms of the timing of recognizing restructuring provisions and exit costs, as well as the types of costs that may be accrued.

(k)  Tax effect of U.S. GAAP and Canadian GAAP adjustments

U.S. GAAP requires recognition of deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at year-end in accordance with SFAS No. 109 Accounting for Income Taxes. Prior to the adoption of IAS 12 (revised), as of January 1, 1996, the Group applied the provisions of IAS 12 (original). The effect of the January 1, 1998 adoption of IAS 12 (revised) eliminated the netting of deferred tax assets and liabilities.

For Canadian GAAP purposes, the Group has chosen to early adopt on a retroactive restatement basis the provisions of C.I.C.A. Handbook Section 3465, Income Taxes, which, in the Group's circumstances, results in no significant differences from U.S. GAAP on accounting for income taxes.

U.S. and Canadian GAAP require deferred taxes to be recognized for all differences between the bases of assets and liabilities for tax and financial reporting purposes.

Additionally, under U.S. and Canadian GAAP, net operating loss carry forwards ("NOLs") and other credits that are available to reduce futures taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the tax benefit related to the utilization of such NOLs or credits will not be realized. Under IAS, deferred tax assets are only recognized when it is probable that they will be realized. In addition, under U.S. and Canadian GAAP, NOLs and other credits existing at the date of a purchased business combination that are first recognized subsequent to the acquisition date (by reduction of the valuation allowance) are reported in the following manner:

     o First, the positive goodwill related to the acquisition is reduced to zero;

     o Second, other non-current intangible assets related to the acquisition are reduced to zero; and

     o Third, any remaining benefit is reported as a reduction of income tax expense.

The deferred tax adjustment included in the reconciliation of IAS to U.S. and Canadian GAAP includes the income tax effects of the U.S. and Canadian GAAP adjustments where appropriate.

(m)  Earnings per share

Under IAS and U.S. GAAP, the presentation of basic and diluted earnings per share (EPS) is required. Basic EPS is calculated by dividing earnings available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS takes into account the dilutive effect of options and convertible securities using the treasury stock method.

Under Canadian GAAP, basic EPS is calculated in the same manner as IAS and U.S. GAAP. Fully diluted EPS is computed taking into account the dilutive effect of options and convertible securities using the "if converted" method for convertible securities and imputing earnings on the assumed exercise of options, warrants or other rights.

ADDITIONAL U.S. AND CANADIAN GAAP INFORMATION

Total cost method

As allowed under IAS, the Group has presented its statement of operations under the "total cost" method. Under U.S. and Canadian GAAP, the statement of operations would be presented in a cost of sales format. Such difference in presentation has no effect on net income.

As allowed under IAS, changes in the labor and overhead portions of finished goods are added to sales if inventory increases and subtracted if inventory decreases in order to show pure period costs without distortions for changes in inventory. Under U.S. and Canadian GAAP, this presentation is not permitted, and such items would be reflected in cost of sales. Such difference in presentation has no effect on net income.

Income statement

Certain items in the consolidated income statements would be classified differently under U.S. and Canadian GAAP. These items include the reversal of certain provisions and allowances for doubtful accounts that would generally be recorded as reductions to the original expense line item under U.S. and Canadian GAAP rather than in other income, and the interest component of net periodic pension cost would be recorded within pension expense under U.S. and Canadian GAAP rather than interest expense.

As allowed under IAS, amortization of goodwill is not included as a component of operating income. Under U.S. GAAP amortization of goodwill is included in operating income. If the Company had applied U.S. GAAP for presentation and measurement purposes, operating income would have been decreased by CHF 40 million, CHF 43 million, and CHF 45 million, in 1999, 1998 and 1997, respectively related to amortization of goodwill.

Comprehensive Income

Beginning in 1998, U.S. GAAP requires the disclosure of comprehensive income which, for the Group, is net income increased or decreased for translation differences as presented in the

Group's statement of shareholders' equity. The following presents the Group's comprehensive income based upon IAS for each of the years ended December 31, 1999, 1998 and 1997:

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                          ---------------------
                                                          1997     1998    1999
                                                          ----     ----    ----
                                                           (In millions of CHF)

Net income in accordance with IAS                          463      530     678
Other comprehensive income:
    Currency translation adjustment                        (81)     (81)     40
                                                           ---      ---     ---
Comprehensive income                                       382      449     718
                                                           ===      ===     ===

Spin-off of Chemicals business

Under Canadian GAAP, liabilities that will be assumed by a purchaser or discharged from the proceeds of sale may not be offset against assets held for disposal. Accordingly, the liabilities of discontinued operations that have been offset against the assets of discontinued operations and classified as a part of net assets of discontinued operations in the consolidated balance sheet under IAS would be shown on a broad basis, rather than net. Such difference in presentation has no impact on consolidated shareholders' equity.

Discontinued operations

As described in Note 28 (b), certain Lawson Mardon businesses that were acquired during 1994 have been classified as discontinued operations under IAS. Under U.S. and Canadian GAAP, the requirements to be classified as discontinued operations are more prescriptive. Accordingly, the results of operations for these disposals would be classified as part of income from continuing operations. Had such businesses been classified as continuing operations at December 31, 1997, the Group's total assets and liabilities, as prepared in accordance with IAS, would have increased by approximately CHF 225 million and the net assets of discontinued operations would be decreased by the same amount. Net sales for the years ended December 31, 1998 and 1997 would have increased by approximately CHF 110 million and CHF 440 million, respectively.

Deferred taxes

Under IAS, the Group's deferred tax assets and liabilities are classified as long-term. Under U.S. and Canadian GAAP, the Group's deferred tax assets and liabilities would be segregated between current and long-term.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Proportional consolidation

Under IAS, the Group's 70% interest in a mining joint venture is reported using the proportionate consolidation method. This method takes into account individual assets, liabilities, income and expenses line-by-line pro rata to the participation in the equity.

Under U.S. and Canadian GAAP, this joint venture would be fully consolidated, with a corresponding balance reflected for the minority interest, as the Group has effective operating control of the joint venture.

Under the full consolidation method, the Group's consolidated financial statements would include 100 percent of the assets and liabilities of the joint venture and reflect the related minority ownership interest. The effect of fully consolidating the joint venture would be to increase total assets by approximately CHF 198 million CHF 185 million and CHF 149 million at December 31, 1999, 1998 and 1997, respectively. Operating expenses would be increased by approximately CHF 95 million, CHF 97 million, and CHF 96 million for the years ended December 31, 1999, 1998 and 1997, respectively, principally representing the minority interest's share of the joint venture's operating expenses. These adjustments would have no impact on the Group's net income for the respective periods.

OTHER U.S. GAAP STATEMENTS ISSUED BUT NOT ADOPTED:

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities". This Statement establishes accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This Statement, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. Management has not determined the effect of the adoption of SFAS No. 133.

The Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), on December 3, 1999. SAB 101 provides additional guidance on the application of existing generally accepted accounting principles to revenue recognition in financial statements. As amended, SAB 101 is required to be adopted no later than the fourth quarter of fiscal years beginning after December 15, 1999. The Group does not expect the adoption of SAB 101 to have a material effect on the Group's consolidated financial position or results from operations.

The Financial Accounting Standard Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44), in March 2000. This interpretation clarifies the application of "Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees", with respect to certain issues in accounting for employee stock compensation and is generally effective as of July 1, 2000. The Group does not expect the adoption of FIN 44 to have a material effect on the Group's consolidated financial position or results from operations.